Exhibit 10.37(g)

AMENDMENT No. 7 TO PURCHASE AGREEMENT DCT-054/98

This Amendment No. 7 (the "Amendment") dated as of July 24th, 2000 is between EMBRAER - Empresa Brasileira de Aeronáutica S.A. ("EMBRAER") and Continental Express, Inc. (" BUYER"), collectively hereinafter referred to as the "PARTIES", and relates to Purchase Agreement No. DCT-054/98 dated December 23, 1998, as amended from time to time (together with its Attachments, the Amendments to Purchase Agreement and Letter Agreements, the EMB-135 Purchase Agreement") for the purchase of up to seventy-five (75) new EMB-135 aircraft (the "AIRCRAFT").

All terms defined in the EMB-135 Purchase Agreement shall have the same meaning when used herein and in case of any conflict between this Amendment and the Purchase Agreement, this Amendment shall control.

WHEREAS, BUYER desires to acquire, and EMBRAER desires to sell a new version of the EMB-145 aircraft which has an increased range capacity ("XR AIRCRAFT") ;

WHEREAS, simultaneous with the signing and delivery of this Amendment, BUYER and EMBRAER are amending Purchase Agreement GPJ-003/96 to provide for the purchase by BUYER of the XR AIRCRAFT;

WHEREAS, in connection with the new order by BUYER of the XR AIRCRAFT, BUYER and EMBRAER wish to amend the EMB-135 Purchase Agreement to reduce the number of aircraft that will be purchased by BUYER thereunder from 75 AIRCRAFT to 50 AIRCRAFT.

NOW, THEREFORE, for good and valuable consideration which is hereby acknowledged, EMBRAER and BUYER hereby agree as follows:

  The text of Paragraph a of Article 2 is hereby deleted and replaced with the following:

EMBRAER shall supply and BUYER shall purchase and take delivery of fifty (50) newly manufactured AIRCRAFT ("FIRM AIRCRAFT") upon the terms and conditions contained in this Agreement together with the Attachments hereto which shall be deemed to be part of this Agreement.

  The text of Paragraph a of Article 5 is hereby deleted and replaced with the following:

AIRCRAFT: Subject to payment in accordance with Article 4 hereof and compliance with the conditions of this Agreement, the AIRCRAFT shall be made available for delivery by EMBRAER to BUYER in F.A.F. (Fly Away Factory) condition, at São José dos Campos, State of São Paulo, Brazil, according to the following schedule:

Aircraft	Aircraft Contractual Delivery Dates	Aircraft	Aircraft Contractual Delivery Dates
1st	July 1999	[CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT.]
2nd	August 1999
3rd	September 1999
4th	October 1999
5th	November 1999
6th	December 1999
7th	January 2000
8th	February 2000
9th	March 2000
10th	April 2000
11th	May 2000
12th	June 2000
13th	July 2000
14th	August 2000
15th	September 2000
16th	October 2000
17th	November 2000
18th	December 2000
19th	January 2001
20th	January 2001
[CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT]

  The text of Article 23 is hereby deleted and replaced with the following:

"INTENTIONALLY DELETED"

4. All other terms and conditions of the Purchase Agreement, which are not specifically amended by this Amendment, shall remain in full force and effect without any change.

IN WITNESS WHEREOF, EMBRAER and BUYER, by their duly authorized officers, have entered into and executed this Amendment No. 7 to the Purchase Agreement to be effective as of the date first written above.

EMBRAER - Empresa Brasileira CONTINENTAL EXPRESS, INC.

de Aeronáutica S.A.

By : /s/ Horacio Aragones Forjaz By : /s/ Jim Ream

Name : Horacio Aragones Forjaz Name : Jim Ream

Title : Executive Vice President Planning Title : President

By : /s/ Carlos Rocha Villela

Name : Carlos Rocha Villela

Title : Executive Vice President

and General Counsel

Date: July 24,2000 Date: July 21, 2000

Place : S. J. Campos, SP, Brazil Place: Houston, TX, USA

Witness: /s/ Jose Luis D. Molina Witness: /s/ Fred S. Cromer

Name : Jose Luis D. Molina Name : Fred S. Cromer